UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-3931704 (I.R.S. Employer Identification No.)

2 Mercer Road
Natick, Massachusetts	01760
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-191584

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

Item 1.  Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.0001 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-191584), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KARYOPHARM PHARMACEUTICALS INC.

By:	/s/ Paul Brannelly
	Name:	Paul Brannelly
	Title:	Senior Vice President, Finance and Administration

Dated:  November 1, 2013